UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2015 (October 21, 2015)
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MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:    Entry into a Material Definitive Agreement.

On October 21, 2015, Mead Johnson Nutrition Company (the “Company”), as borrower, and Mead Johnson & Company, LLC (“MJ&C”), a wholly-owned subsidiary of the Company, entered into a $1.0 billion short-term loan agreement (the “Loan Agreement”) with various financial institutions, including Citibank, N.A., as Syndication Agent, and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent. MJ&C entered into the Loan Agreement as a guarantor to the extent provided therein and as more fully described below.
The Loan Agreement is unsecured and all loans thereunder are payable at maturity in April 2016.
Borrowings under the Loan Agreement will bear interest either at (a) the LIBO rate for specified interest periods plus a margin determined with reference to the Company’s issuer credit rating (or its equivalent) or (b) a floating rate based upon highest of JPMCB’s prime rate, the Federal Funds rate or the one month LIBO rate plus, in each case, a margin determined with reference to the Company’s issuer credit rating (or its equivalent).
The Loan Agreement provides that at any time the Company does not have a corporate credit rating of either (a) BBB- or higher by Standard & Poor’s Ratings Service or (b) Baa3 or higher by Moody’s Investors Service, Inc., MJ&C shall automatically be deemed to guarantee the obligations of the Company under the Loan Agreement.
In addition customary affirmative and negative covenants applicable to the Company and its subsidiaries, (including limitations on granting liens, making substantial asset sales and entering into mergers or similar transactions), the Loan Agreement contains the following financial covenants:

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The Company is required to maintain a ratio of (a) consolidated total debt to (b) consolidated EBITDA of not greater than 3.50 to 1.0. Compliance with such covenant is tested as of the last day of each fiscal quarter and on a pro forma basis as a condition precedent to each credit extension under the Loan Agreement.

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The Company is required to maintain a ratio of (i) consolidated EBITDA to (ii) consolidated interest expense of at least 3.00 to 1.00. Compliance with such covenant is tested as of the last day of each fiscal quarter for the preceding four consecutive fiscal quarters.

The Loan Agreement has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control, ERISA matters and cross-default to other debt agreements.
The warranties, covenants and events of default in the Loan Agreement, including the covenants and events of default described above, are substantially the same as the corresponding provisions of the Company’s existing revolving credit facility.

Item 2.02: Results of Operations and Financial Condition.

On October 22, 2015, the Company announced its financial results for the third quarter of 2015. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 7.01: Regulation FD Disclosure

On October 22, 2015, the Company announced that, on October 20, 2015, its board of directors approved a new share repurchase authorization of $1.5 billion of the company's common stock.  The company expects to finance the share repurchases through the issuance of debt, which may include long-term notes. The adoption of the new program follows the substantial completion of purchases of common stock under the prior repurchase authorization approved in September 2013.  Shares will be repurchased from time to time in the open market or in privately negotiated transactions, including without limitation, the anticipated use of a $1.0 billion accelerated share repurchase program which the company expects to execute in the short term.

Item 9.01: Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release of Mead Johnson Nutrition Company, dated October 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: October 22, 2015	By:	/s/ Michel Cup
Michel Cup
Executive Vice President and Chief Financial Officer